                                                                    EXHIBIT 10.8


                      INTERNATIONAL DISTRIBUTOR AGREEMENT

                                    between

                              ECHELON CORPORATION

                                      and

                              EBV ELEKTRONIK GMBH

                            AS OF DECEMBER 1, 1997

                      INTERNATIONAL DISTRIBUTOR AGREEMENT
                      -----------------------------------


     THIS AGREEMENT (the "Agreement") is entered into effective as of December 1, 1997 (the "Effective Date"), between Echelon Corporation ("Echelon"), a Delaware corporation with principal offices at 4015 Miranda Avenue, Palo Alto, California 94304, and EBV Elektronik GmbH ("Distributor"), a corporation organized under the laws of Germany, with principal offices at Ammerthalstr. 28, D-85551 Kirchheim, Germany.

     WHEREAS, Echelon has developed and distributes products for intelligent distributed control systems;

     WHEREAS, Echelon wishes to appoint Distributor to distribute Echelon's products on a non-exclusive basis in the Territory (as hereinafter defined); and

     WHEREAS, Distributor is willing to accept such appointment.

     NOW, THEREFORE, the parties hereto agree as follows:

1.   DEFINITIONS
     -----------

     (a) "Products" shall mean those hardware and/or software products and services for which Distributor will serve as a non-exclusive distributor or sales representative, as applicable, hereunder, which are identified in Exhibit A hereto, as it may be amended from time to time pursuant to Section 9 below.

     (b) "Development Products" shall mean those Products identified in Exhibit A as such.

     (c) "OEM Products" shall mean those Products identified in Exhibit A as such.

     (d) "Software Products" shall mean those Products identified in Exhibit A as such.

     (e)  "Territory" shall mean the territory set forth in Exhibit B.

     (f) "Development License Agreement" shall mean Echelon's standard LonWorks(R) Development License Agreement and "OEM License Agreement" shall mean Echelon's standard LonWorks OEM License Agreement.

     (g) "Software" shall mean any Software Product that is listed in Exhibit A and any software that is included in or with a Product that is listed in Exhibit A. All references to the Products herein include reference to the Software.

     (h) "Software Copy" shall mean an object code copy of any of the Software, together with a copy of any user manual or other documentation customarily supplied with the Software Copy to end users by Echelon.

     (i) Registered Customer" shall mean a customer of Distributor that has been registered by Distributor with Echelon pursuant to Echelon's standard customer registration policies and procedures. Such registration policies and procedures (and a list of customers not currently eligible for registration) are set forth in Exhibit A. Echelon may amend the registration policies and procedures set forth in Exhibit A from time to time in its sole discretion, including eliminating the registration program. Any such change shall be effective upon notice to Distributor.

     (j) "Regular Product(s)" shall mean those products identified as such in Exhibit H, as such list of products is amended by Echelon from time to time in its sole discretion.

     (k) "Target Inventory Level" shall mean the quantity set forth in Exhibit H for each Regular Product, as such exhibit is amended by the parties from time to time.

     (l) "Volume Product(s)" shall mean those products identified as such in Exhibit H, as such list of products is amended by Echelon from time to time in its sole discretion.

     (m) All references in this Agreement to the "sale" of or "selling" Software or Software Copies shall mean the sale of a license to use
                                                               -------
          such Software or Software Copies. All references in this Agreement to the "purchase" of Software or Software Copies shall mean the purchase of a license to use such Software or Software Copy.
               -------

2.   DUTIES OF DISTRIBUTOR
     ---------------------

     (a)  Activities of Distributor.  Subject to the terms and conditions
          -------------------------
          herein, Echelon hereby appoints and retains Distributor to solicit sales of and distribute the Products identified with a "Distributor Price" on Exhibit A hereto in the Territory on a non-exclusive basis. As a distributor of the Products, Distributor shall have the right to market and distribute Products solely to end user customers and not to any party for subdistribution. Echelon further appoints Distributor as a non-exclusive sales representative for the Products identified with a "Sales Representative Commission" on Exhibit A hereto in the Territory. As a sales representative of the Products, Distributor shall have the non-exclusive right to solicit orders from end user customers for sale and shipment by Echelon subject to the procedures set forth in Exhibit A.

     (b)  Direct Activities by Echelon.  Nothing herein shall prevent Echelon
          ----------------------------
          from marketing and distributing the Products directly to end user customers or to other distributors in the Territory.

     (c)  Independent Contractors.  The relationship of Distributor and Echelon
          -----------------------
          established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to (i) give either party the power to direct and control the day-to-day activities of the other,
          (ii) constitute the parties as partners, joint venturers, principal and agent, employer and employee, co-owners, franchisor and franchisee or otherwise as participants in a joint undertaking, or (iii) allow Distributor to create or assume any obligation on behalf of Echelon for any purpose whatsoever. All financial and other obligations associated with Distributor's business are the sole responsibility of Distributor. Distributor shall be solely responsible for, and shall indemnify and hold Echelon free and harmless from, any and all claims, damages or lawsuits (including Echelon's attorneys' fees) arising out of the acts of Distributor, its employees or its agents.

3.   REMUNERATION.
     ------------

     Distributor's sole remuneration with respect to the distribution of Products hereunder shall be (i) the difference between Distributor's price from Echelon and Distributor's price to its customers and (ii) any commissions, sales credits, or bonus payable pursuant to Sections 8 (g), 8
     (h), or 8(i), below.

4.   LICENSE AGREEMENTS
     ------------------

     Distributor acknowledges and agrees that certain Products may only be distributed pursuant to signed license agreements, as indicated by the Licensing Requirements set forth in Exhibit A. Distributor shall only distribute such Products to customers who have entered into all required license agreements with Echelon.

5.   FORECASTS AND ORDERS OF PRODUCTS
     --------------------------------

     (a)  Forecasts.  On a quarterly basis, Distributor shall provide Echelon
          ---------
          with a one-year sales forecast setting forth its estimated monthly requirements for shipment of Products by Echelon's model number for the upcoming twelve (12) month period. The first such forecast shall be furnished to Echelon upon execution of this Agreement in the form of the Initial Order as defined in Section 5 (b) (ii), below, and each subsequent forecast shall be furnished not later than the fifteenth day of the month preceding the end of each calendar quarter. The forecasts are non-binding and will be used by Echelon only for planning purposes. Upon thirty (30) days' advance written notice to Distributor, Echelon shall have the right in its sole discretion to require monthly updates to the forecasts.

     (b)  Orders and Acceptance.
          ---------------------

          i) Distributor shall initiate purchases under this Agreement by submitting written or facsimile purchase orders to Echelon. All purchase orders shall contain the following: (a) model numbers of Products, (b) quantity of Products to be purchased, (c) shipping point (Echelon's manufacturing facility or Echelon's European shipping point) and special shipping instructions, if any, (d) requested delivery schedule, which shall be within the next succeeding six (6) months, and which shall conform to the minimum lead times for such Products as set forth in Exhibit A", (e) destination, (f) billing address if different from address listed above and (g) the net price for the Products, which shall conform to the minimum aggregate invoice value set forth on Exhibit A. No purchase order shall be binding upon Echelon until accepted by Echelon in writing. Echelon shall use reasonable commercial efforts to notify Distributor of the acceptance or rejection of a purchase order within fifteen (15) days of receipt of the purchase order.

          ii) As a material inducement for Echelon to enter into this Agreement, Distributor has agreed to provide Echelon with the initial order attached to this Agreement as Exhibit I (the "Initial Order"). Echelon's acknowledgment thereof is attached to this Agreement as Exhibit J. Echelon agrees that, notwithstanding the requirements of Section 5 (b) (i), above, such Initial Order sets forth delivery dates within the next succeeding twelve (12) months. For each Regular Product the requested scheduled delivery dates are December 15, 1997; March 15, 1998; June 15, 1998; September 15, 1998 and November 15, 1998. Such dates will be adjusted as set forth in Section 5 (b) (iii), below. For each Volume Product there is one (1) requested scheduled delivery date per month.

          iii) With respect to each Regular Product, Distributor shall place one order per calendar month by the tenth (10th) working day thereof with a requested delivery date within such month. The quantity of each Regular Product set forth on such order shall be determined by subtracting Distributor's ending inventory for such Regular Product as of the last day of the preceding month (including any Products in transit from Echelon to Distributor) from the then current Target Inventory Level for such Regular Product. During the first twelve (12) months of this Agreement, or, if earlier, until delivery of all units of such Regular Product scheduled for delivery under the Initial Order, Distributor shall effect such order by requesting a delivery date in the current month for a portion of the Regular Product ordered on the Initial Order and scheduled for delivery in a subsequent month. Thereafter, Distributor shall place a new order each month for the quantity of Regular Product determined hereunder. The parties will meet once each calendar quarter to negotiate the following provisions of Exhibit H, establishing the Target Inventory Levels for Regular Products added to Exhibit A pursuant to Section 9 (a), adjusting Target Inventory Levels for Regular Products deleted from Exhibit A pursuant to Section 9 (b), or increasing or decreasing the Target Inventory Level for any Regular Product based upon current sales levels for such Regular Product.

          iv) With respect to the Initial Order for each Volume Product, Distributor may follow the procedure set forth in Section 5 (c) to request modification of any scheduled delivery date. Commencing in June

               1998, Distributor shall place one order per month for that quantity of each Volume Product requested for delivery six (6) months thereafter, thereby maintaining an order backlog of six
               (6) months for each Volume Product.

(c)  Cancellation, Delay or Reduction of Orders.
     ------------------------------------------

     i) Distributor may not cancel, delay or reduce the quantity of Product(s) on that portion of an order with a scheduled delivery date in the period within and including sixty (60) days of the then current date without Echelon's prior written approval granted in each instance in Echelon's sole discretion, and subject to a fifteen percent (15%) cancellation charge. Distributor will have no rights in partially completed goods from canceled orders.

     ii) One time with respect to each order, Distributor may cancel, delay or reduce the quantity of Product(s) on that portion of an order that has a scheduled delivery date in the period beyond sixty (60) days of the then current date subject to the following provisions: (i) the combined effect of such cancellation or reduction shall not reduce the total quantity of each Product to be delivered on all scheduled delivery dates in such period by more than forty percent (40%); (ii) no scheduled delivery date may be delayed by more than three (3) months; (iii) no scheduled delivery date with respect to the Initial Order maybe delayed beyond November 30, 1998; (iv) with respect to cancellation under the Initial Order, Distributor must order other Products for delivery prior to November 30, 1998 to ensure that the total dollar value of all shipments thereunder is no less than the amount set forth on Schedule I; and (v) the remaining orders shall continue to be subject to the minimum aggregate invoice value set forth on Exhibit A. For purposes of this Section 5 (c), each scheduled delivery under the Initial Order shall be deemed to be an individual order. Notwithstanding the provisions of this Section 5 (c), Distributor may not cancel, delay or reduce the quantity of any order if the effect would be for Distributor's inventory level to fall below the Target Inventory Level for any Regular Product.

     iii) If under this Section 5 (c) Distributor is permitted a delay in delivery, and if Echelon has, prior to Distributor's request therefor, notified Distributor of Distributor Price changes that are effective at the time of the new delivery date, then Echelon's price to Distributor on Products for which delivery was delayed and any penalties due to Echelon hereunder shall be based upon Echelon's new Distributor Price.

6.   SHIPPING AND RETURN
     -------------------

     (a)  Delivery.  Echelon shall use reasonable commercial efforts to deliver
          --------
          Products on the specified delivery date. Products shall be packaged in anti-static material, as appropriate.

     (b)  Shipping.  All Products delivered pursuant to this Agreement shall be
          --------
          marked for shipment to Distributor's facility at the address set forth above or specified in Distributor's written purchase order, and delivered to a carrier or forwarding agent chosen by Distributor and approved by Echelon in its sole discretion; provided, that Echelon may designate the carrier in the event Distributor fails to designate a carrier or Echelon does not approve Distributor's selection; provided, further, that if Distributor requests delivery from Echelon's European shipping point, then Distributor agrees that Echelon shall have the sole right to select the freight carrier and method of transportation. Shipments shall be F.O.B. Echelon's manufacturing facility (currently at the address set forth above), or Echelon's European shipping point, as requested by Distributor, at which time risk of loss and, except as provided in Section 7 below, title shall pass to Distributor. All freight, insurance, duty and other shipping expenses, as well as any special packing expenses, shall be borne by Distributor. Each Distributor shipment shall have an individual packing list.

     (c)  Security Interest.  Until the purchase price and all other charges
          -----------------
          payable to Echelon hereunder have been received in full, Echelon hereby retains and Distributor hereby grants to Echelon a security interest in the Products delivered to Distributor and any proceeds therefrom. Distributor agrees to promptly execute all documents reasonably requested by Echelon to perfect and protect such security interest. In the event Distributor fails promptly to execute such documents, Distributor hereby appoints Echelon its attorney-in-fact for the sole purpose of executing such documents, which appointment shall be a power coupled with an interest and shall be irrevocable.

     (d)  Return.
          ------

          i) With respect to Products shipped to Distributor (as opposed to Products shipped directly to Distributor's customers), Distributor shall inspect all such Products for visable defects upon receipt thereof, and Distributor may reject any item that fails substantially to conform to the then current Product specifications. To reject a Product, Distributor shall within five (5) working days of receipt of such Product notify Echelon in writing or by facsimile of its rejection and request a Return Material Authorization ("RMA") number. Within ten (10) working days of receipt of the RMA number, Distributor shall return the rejected Product, freight prepaid and properly insured, in its original shipping carton with the RMA number displayed on the outside of the carton.

          ii) If Echelon confirms the defect, Echelon shall, at Echelon's option and expense, either repair or replace the Product. Echelon shall reimburse Distributor for the shipping charges to return properly rejected Products and shall pay the shipping charges for the delivery of such repaired or replacement Products to Distributor; otherwise, Distributor shall be responsible for all shipping charges.

     (e)  Stock Rotation. Distributor shall be entitled to rotate its stock of
          --------------
          OEM Products according to the policies and procedures set forth in Exhibit A. Echelon may amend the stock rotation policies and procedures set forth in Exhibit A from time to time in its sole discretion, including eliminating the stock rotation program. Any such change shall be effective upon notice to Distributor.

7.   SOFTWARE
     --------

     (a) Notwithstanding anything to the contrary contained herein, title to all Software shall remain with Echelon. Distributor shall have a nonexclusive license to distribute Software Copies; provided, that such Software Copies are delivered to customers in unopened packages in good condition and at the same time as associated hardware Products, if any.

     (b) Distributor shall have no right to copy the Software or to reverse engineer, disassemble, decompile or otherwise attempt to derive the source code from the Software, except to the extent that such activities may not be prohibited under local law. With respect to any Software Copies to be used for demonstration purposes, in addition to the requirements set forth in Sections 8 (b) and 17 (b) below, Distributor agrees to the terms of the (i) Software License Agreement accompanying the Software Copies, for Software identified with a Note 2, 3 or 4 Licensing Requirement in Exhibit A, and (ii) the Software License Agreement set forth in Exhibit G hereto, for Software identified with a Note 5 Licensing Requirement in Exhibit A. Distributor shall not remove, alter, cover or obfuscate any copyright notices or other proprietary rights notices placed or embedded by Echelon on or in the Software.

8.   PRICING AND PAYMENT
     -------------------

     (a)  Pricing.  Echelon shall provide Distributor with Echelon's Suggested
          -------
          International List Prices for the Products, as such prices are updated from time to time. The Distributor Prices for the Products are set forth in Exhibit A and may only be revised as set forth in SECTIONS 8
          (C) AND 8 (D) BELOW. DISTRIBUTOR ACKNOWLEDGES THAT ECHELON SHALL PUBLISH AND DISTRIBUTE FROM TIME TO TIME ITS PRICE LISTS TO ITS CUSTOMERS.

     (b)  Demonstration Products.  Distributor may purchase reasonable
          ----------------------
          quantities of Development Products or OEM Products (other than those Products identified in Exhibit A as "not available for demonstration"), to be used solely for demonstration purposes, at the demonstration products discount set forth in

          Exhibit A off the Distributor Price set forth in Exhibit A. Upon request, Echelon may, in it sole determination of Distributor's demonstration capabilities, provide Distributor at no charge with one
          (1) copy of any Software Product (other than those Software Products identified in Exhibit A as "not available for demonstration"), to be used solely for demonstration purposes. Distributor certifies that Products purchased or provided on this basis ("Demonstration Products") shall be used exclusively for demonstration and/or troubleshooting purposes and shall in no event be resold by Distributor. Distributor shall have the right to use and lend Demonstration Products pursuant to Section 17 (b) below.

     (c)  Price Increase.  Echelon has the right at any time to increase the
          --------------
          Distributor Price of any Product upon thirty (30) days advance written notice to Distributor. Such increases shall apply to all purchase orders received after the effective date of the increase. Distributor may order any quantity of Products within such thirty-day period at the pre-revised price or discount; provided that Distributor requests delivery to occur no later than fifteen (15) days after the effective date of the price increase and pays for any invoices associated with such order pursuant to the terms set forth in Section 8 (f) below.

     (d)  Price Decrease and Credit.  In the event Echelon decreases the
          -------------------------
          Distributor Price of a Product, Echelon shall notify Distributor in writing of such decrease, and such decrease shall apply to Distributor immediately on all unshipped Products. In addition, Distributor shall be entitled to price protection on its inventory of OEM Products according to Echelon's policies and procedures set forth in Exhibit A. Echelon may amend the price protection policies and procedures set forth in Exhibit A from time to time in its sole discretion, including eliminating the price protection program. Any such change shall be effective upon notice to Distributor.

     (e)  Taxes. All prices described herein are exclusive of any excise, sales,
          -----
          use, value added (VAT), withholding and similar taxes. Distributor shall be liable for and shall pay all applicable taxes associated with the Products. When Echelon has the legal obligation to collect such taxes, the appropriate amount shall be added to Distributor's invoice and paid by Distributor unless Distributor provides Echelon with a valid tax exemption certificate authorized by the appropriate taxing authority. In the event that Distributor is required by law to make deductions or withholdings from payments to Echelon, then Distributor shall pay such additional amounts to Echelon as may be necessary to assure that the actual amount received by Echelon after deduction or withholding (and after payment of any additional taxes due as a consequence of such additional amount) shall equal the amount that would have been received if such deduction or withholding were not required.

     (f)  Payment.  Echelon shall issue to Distributor invoices for each
          -------
          shipment made hereunder. All payments shall be made in United States Dollars, on the terms set forth in Exhibit C hereto.

     (g)  Commissions.  In the event Distributor solicits orders from end user
          -----------
          customers on behalf of Echelon for the sale of any Software Products identified with a Note 5 Licensing Requirement in Exhibit A or for any other Products identified with a "Sales Representative Commission" on Exhibit A, Echelon shall credit Distributor with a sales commission as set forth in Exhibit A; provided, that (i) Distributor has provided Echelon with an original copy of Echelon's Software License Agreement for each such Software Product, signed by the end user customer, and
          (ii) Distributor fulfills all obligations with respect to such order as set forth in Exhibit D hereto. Commissions shall be computed on the net selling price invoiced to the customer, and no commission shall be paid with respect to charges for handling, freight, taxes, duties, insurance, repairs, service and the like. Echelon shall pay the commission in the currency in which payment is payable from the customer. Sales commissions shall be in the form of a credit only and shall be creditable to Distributor no later than the last day of the month following the month in which Echelon invoices the customer for such order. Echelon, in its sole discretion, may apportion the sales commission among other parties entitled to a commission on any such order. In the event Echelon accepts any returns from customers of orders on which a commission was paid, or in the event Echelon writes off as bad debt any or all of the net selling price on orders on which a commission was paid, Echelon shall charge back to Distributor's account any amounts previously credited to Distributor with respect to such returns or bad debt.

     (h)  Sales Credits.
          -------------

          i)   General.  The distributor price for Products hereunder, net of
               -------
               set forth in Section 8 (i), below, is intended to provide Distributor with a net price at which Distributor can profitably sell to end user customers generally within the Territory, and therefore, there will not be any standard sales credit program.

          ii)  Special Sales Credits.  If business conditions require a
               ---------------------
               special sales credit, then such credit shall be negotiated between the parties and set forth in a mutually signed written document as set forth in Exhibit A (the "Special Sales Credit Request Form"). The Special Sales Credit Request Form shall set forth at a minimum: the name of the end user customer; the Echelon part number; the projected quantity of Products to be sold; and the per unit special sales credit. Receipt of the foregoing special sales credit is conditioned upon (i) verification by Distributor's POS Report (as described in Section 13 (d) below) of the type of Product(s) sold, (ii) verification that the customer is a Registered Customer of Distributor; and
               (iii) receipt of the Sales Credit Form set forth in Exhibit A. Distributor will not be entitled to any special sales credit unless such procedures have been fully complied with, and no credits will be provided to Distributor for shipments made by Distributor prior to the date that Echelon executes the applicable Special Sales Credit Form.

     (i)  Bonus.  During the initial term of this Agreement, Distributor shall
          -----
          be entitled to a bonus of five percent (5%) of Distributor's net purchases of Products under this Agreement during such initial term, provided that such net purchases exceed seven million three hundred sixty eighty thousand dollars ($7,368,000). Net purchases means the dollar amount of all shipments invoiced hereunder to Distributor less any credits provided to Distributor under this Section 8 (other than this Section 8 (i)). Any such bonus shall be in the form of a credit only and shall be credited to Distributor by December 31, 1998. With respect to any renewal terms hereunder, there shall be no such bonus unless the parties agree to the terms thereof in writing as part of the renewal of this Agreement pursuant to Section 15 (a).

9.   PRODUCT CHANGES
     ---------------

     (a)  Additional Products.  Echelon may, from time to time, in its
          -------------------
          discretion, amend Exhibit A to add other products which shall be available to Distributor under the terms of this Agreement.

     (b)  Deletion of Products.  Echelon may delete any Product from Exhibit A
          --------------------
          effective thirty (30) days after written notice to Distributor of such deletion. Distributor shall have the option to make a "last buy" of obsolete OEM Products to meet customer requirements. Any OEM Product purchased as part of this "last buy" is not eligible for return to Echelon on any basis except for warranty purposes.

10.  WARRANTY AND DISCLAIMER
     -----------------------

     (a)  Express Warranties.  Echelon hereby warrants to Distributor that
          ------------------
          Products purchased hereunder shall be free from defects in materials and workmanship for a period of one (1) year after the date of shipment by Echelon to Distributor. Notwithstanding the foregoing, the sole warranty for the Software is as set forth in Echelon's Software License Agreement. Pursuant to Echelon's Software License Agreement, Echelon makes a limited warranty to the end user regarding the diskette on which the Software Copy is contained. Echelon's Software License Agreement specifically disclaims all other warranties relating to the Software Copies, including all warranties with respect to the performance of the Software.

     (b)  Exclusions.  The express warranties set forth in Section 10 (a) above
          ----------
          specifically exclude and do not apply to defects to a Product: (a) caused through no fault of Echelon during shipment to or from Distributor, (b) caused by the use or operation of Products in an application or environment other than that specified by Echelon, (c) caused by modifications or alterations made to the Products by Distributor or any third party, (d) caused by maintenance performed on the Products by Distributor or any third party, or (e) which are the result of the Products being subjected to unusual physical or electrical stress.

     (c)  Disclaimer.  EXCEPT FOR THE ABOVE EXPRESS LIMITED WARRANTIES, ECHELON
          ----------
          MAKES AND DISTRIBUTOR RECEIVES NO WARRANTIES OR CONDITIONS ON THE PRODUCTS, EXPRESS, IMPLIED, STATUTORY, OR IN ANY OTHER PROVISION OF THIS AGREEMENT OR COMMUNICATION WITH DISTRIBUTOR, AND ECHELON SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTY OR CONDITION OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. THE FOREGOING LIMITED WARRANTY IS MADE BY ECHELON SOLELY TO DISTRIBUTOR FOR DISTRIBUTOR'S SOLE BENEFIT. DISTRIBUTOR SHALL NOT MAKE OR PASS ON TO ANY CUSTOMER OR OTHER PARTY ANY WARRANTY OR REPRESENTATION ON BEHALF OF ECHELON OTHER THAN ANY EXPRESS WARRANTY CONTAINED IN (1) ECHELON'S SOFTWARE LICENSE AGREEMENT, FOR ANY SOFTWARE PRODUCTS, OR (2) ECHELON'S TERMS AND CONDITIONS OF SALE OR PRICE LISTS, FOR ALL OTHER PRODUCTS.

     (d)  Warranty Procedures.   Distributor shall send Products with defects
          -------------------
          by the foregoing warranty to Echelon's address set forth above or such other address provided by Echelon from time to time. Distributor shall request in writing or by facsimile authorization from Echelon prior to the return of each defective Product for repair or replacement by Echelon. All such requests must be received by Echelon not later than thirty (30) days after the expiration of the warranty period. Upon receipt of such request, Echelon shall provide Distributor with a RMA number to be prominently displayed on the shipping container for the defective Product. Once Echelon authorizes the return of any defective Product, Distributor shall ship such Product to Echelon, freight prepaid, pursuant to the shipping and other requirements specified by Echelon in its RMA. Upon verification by Echelon that the returned Product is defective, Echelon shall provide a credit to Distributor's account in an amount equal to the actual, reasonable freight costs incurred by Distributor to return the Product. In addition, Echelon shall, at its sole option and expense, repair or replace such Product, employing at its option, new or used parts or Products to make such repair or replacement, and shall ship the repaired or replaced Product to Distributor, freight prepaid. The foregoing states the sole liability and obligation of Echelon arising out of this warranty.

     (e)  Product Availability.  Under no circumstances shall Echelon be
          --------------------
          responsible to Distributor or any other party for its failure to fill accepted orders, or for its delay in filling accepted orders, when such failure or delay is due to any cause beyond Echelon's reasonable control.

     (f)  Limitation of Liability.  ECHELON'S LIABILITY UNDER THE ABOVE
          -----------------------
          WARRANTIES SHALL BE LIMITED TO A REFUND OF DISTRIBUTOR'S PURCHASE PRICE. IN NO EVENT SHALL ECHELON BE LIABLE FOR THE COST OF PROCUREMENT OF SUBSTITUTE GOODS BY DISTRIBUTOR OR THE CUSTOMER OR FOR ANY

          SPECIAL, CONSEQUENTIAL OR INCIDENTAL DAMAGES FOR BREACH OF WARRANTY.

11.  OUT OF WARRANTY REPAIR AND SERVICE SUPPORT
     ------------------------------------------

     (a)  Out of Warranty Repair and Service Support.    During the term of this
          ------------------------------------------
          Agreement, any repair or reconditioning of any Product not covered by warranty shall be subject to Echelon's then standard out of warranty prices, terms and conditions.

     (b)  Freight Charges.  Freight charges on Products returned to Echelon for
          ---------------
          repair are to be prepaid by Distributor. Repaired Products not covered by warranty shall be returned to Distributor, freight collect.

12.  ADDITIONAL OBLIGATIONS OF ECHELON
     ---------------------------------

     (a)  Promotions.  Echelon shall use all reasonable efforts to include
          ----------
          Distributor in promotional events appropriate for Echelon's authorized distributors. Echelon shall provide Distributor with reasonable quantities of promotional literature which Echelon makes generally available to its authorized distributors for use by Distributor's sales personnel. Echelon will bulk ship such promotional literature at Echelon's cost on the most economical basis, provided that Distributor may request expedited shipment at its sole expense. Any such promotional program may be initiated, modified and withdrawn by Echelon and the provisions of Section 8 (c) and (d) shall not apply to any prices associated with such promotional program.

     (b)  Leads and Cooperative Marketing.  Echelon shall include Distributor in
          -------------------------------
          any lead referral or other cooperative marketing activities which Echelon makes generally available to its authorized distributors. Any such program shall be described in Exhibit A. Echelon may amend the cooperative marketing policies and procedures set forth in Exhibit A from time to time in its sole discretion, including eliminating the cooperative marketing program. Any such change shall be effective upon notice to Distributor.

     (c)  Appointment of Additional Distributors.  Echelon agrees to promptly
          --------------------------------------
          provide Distributor with prior written notice of appointment of any additional distributor for Volume Products in the Territory. Provided that Distributor has accepted and continues to accept shipments as set forth in the Initial Order, then such appointment and notice shall not be made prior to May 31, 1998.

13.  ADDITIONAL OBLIGATIONS OF DISTRIBUTOR
     -------------------------------------

     (a)  Sales and Marketing Efforts. Distributor shall use its best efforts to
          ---------------------------
          maximize sales of Products in the Territory. Distributor shall devote sufficient facilities and technically qualified sales and service personnel to the Products to fulfill its responsibilities under this Agreement. Distributor shall make use of promotional material supplied by Echelon. Distributor shall actively promote and market the Products, including, without limitation, selling and distributing the Products through its own sales force and marketing the Products in Distributor's catalogues, if any, as soon as possible. Without limiting the foregoing, Distributor shall fulfill the additional marketing obligations set forth in Exhibit E hereto.

     (b)  Distribution Procedures.  Distributor shall comply with all reasonable
          -----------------------
          procedures and restrictions adopted by Echelon from time to time for distributing the Products. This is to include, but not be limited to, the requirement to offer customers a full refund of their purchase price if the customer cannot agree to the terms and conditions of the Software License Agreement received with the Products, if any, provided that the customer returns such Products unused within the number of days set forth on the license notice set forth on such Products. In addition, Distributor will notify Echelon of any known breaches of any Software License Agreement. Distributor shall assist and cooperate with Echelon as requested by Echelon, at Echelon's expense, (except for the salaries of Distributor's employees), in enforcing Echelon's rights in the Software.

     (c)  Customer Listing. To ensure the capability to provide prompt updates
          ----------------
          to customers for the Products, Distributor shall maintain an up-to-date listing that is accessible by Echelon. Such listing shall comprise customers to which Distributor has shipped Products and the Products purchased by such customers.

     (d)  Point of Sales (POS) Report.  Distributor shall submit to Echelon a
          ---------------------------
          monthly POS report on Product sales for each calendar month no later than the 15th day of the following month. The following information shall be provided for each sales transaction: Echelon part number; Quantity sold; Unit sales price; Date product shipped (or scheduled to be shipped) to customer; Customer name; and "Ship to" location. The accuracy of each POS report shall be certified by Distributor. Echelon shall have the right to audit Distributor's books and records to verify the accuracy of any POS report without notice at any time during Distributor's normal business hours; provided, that any such audit shall not materially interfere with Distributor's normal business operations.

     (e)  Translations.  Distributor, at its election, shall have the right to
          ------------
          engage in the translation and production of any promotional literature for which Distributor determines local language versions are required to effectively sell Products. Distributor shall provide Echelon with a copy of all translated materials and revisions thereto promptly following completion thereof. Echelon shall retain ownership of all such translated versions. Distributor hereby assigns to Echelon all right, title and interest, including all copyrights, in and to any such translations. Echelon shall have the right to use, reproduce, exploit and create derivative works of such translations for any purpose. Distributor shall, and shall cause its translators to, execute such additional documents and take such other actions as may be reasonably necessary to perfect such assignment, including waiver of moral rights. In the event Distributor fails to take such action within a reasonable period, Distributor hereby appoints Echelon its attorney-in-fact for the purpose of executing such documents, which appointment shall be deemed a power coupled with an interest and shall be irrevocable.

14.  SUPPORT AND UPDATES
     -------------------

     (a)  Support.  Distributor shall train and furnish sufficient personnel to
          -------
          assist customers with basic technical support and answer basic customer questions regarding the use and operation of the Products and interpretation of accompanying documentation during normal business hours. Customers requiring greater support will be directed by Distributor to contact Echelon for in-depth support during the initial warranty period and to contact Echelon with respect to entering into a support contract thereafter.

     (b)  Updates.  In the event Echelon issues any upgrades, updates, new
          -------
          releases or other modifications to the Software (collectively, "Software Updates"), Distributor shall only market and distribute such Software Updates to customers otherwise licensed to use a preceding version of the Software, in quantities equal to the number of copies of the Software that such customers were already licensed to use.

15.  TERM AND TERMINATION
     --------------------

     (a)  Term.  This Agreement shall continue in force until November 30, 1998.
          ----
          This Agreement may be renewed for additional one (1) year terms upon the mutual written agreement of the parties prior to the expiration of each fixed term, each party acting in its sole discretion.

     (b)  Termination for Convenience.  This Agreement may be terminated by
          ---------------------------
          either party for any reason or no reason, whether or not extended beyond the first year, by giving the other party written notice of the termination ninety (90) days in advance. In the event this Agreement is terminated pursuant to this Section 15 (b), commissions creditable pursuant to Section 8 (g) above shall be credited on all open orders previously secured by Distributor which have delivery schedules within one (1) year after the date of termination as follows: full rate for shipments made within ninety (90) days after date of termination; one-half rate thereafter until one (1) year from the date of termination.

     (c)  Termination for Cause.  If either party materially defaults in its
          ---------------------
          performance or breaches any of the terms or conditions of this Agreement, then the other party may give written notice to the breaching or defaulting party that if the breach or default is not cured within thirty (30) days the Agreement will be terminated. If such notice is given and the breach or default is not cured during the thirty day period, then the Agreement shall automatically terminate at the end of that period. Notwithstanding the foregoing, in the event that Echelon determines that any POS Report furnished by Distributor pursuant to Section 13 (d) above is intentionally and knowingly false or misleading,

          Echelon shall have the right to terminate this Agreement for cause immediately upon written notice to Distributor, without opportunity to cure.

     (d)  Termination for Insolvency.  This Agreement shall terminate, without
          --------------------------
          notice, (i) upon the institution by or against Distributor of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of Distributor's debts, (ii) upon Distributor's making an assignment for the benefit of creditors, or
          (iii) upon Distributor's dissolution.

     (e)  Other Termination.  This Agreement shall also terminate, upon notice
          -----------------
          by Echelon:

          i) in the event that any current legislation or exchange controls under applicable law preclude Distributor from making payments to Echelon in United States currency for a period of sixty (60) days; provided, however, that termination under this Section shall not relieve Distributor of its payment obligations under this Agreement; or

          ii) upon the enactment of any law, decree, or regulation by the government of the Territory which would impair or restrict (A) the right of Echelon to terminate or elect not to renew this Agreement as herein provided, (B) Echelon's right, title or interest in the Products or the intellectual property rights therein, or (C) Echelon's rights to receive the payments under this Agreement.

     (f) Distributor agrees to give Echelon prompt written notice of any law, decree or regulation covered by this Section 15 (e).

     (g)  Fulfillment of Orders upon Termination.
          --------------------------------------

          i) Upon termination of this Agreement, and subject to Echelon's right to require prepayment, Echelon may, but shall not be obligated to, fulfill all orders accepted by Echelon prior to the date of termination.

          ii) If Echelon appoints an additional distributor for Volume Products in the Territory, and provided that Distributor then terminates the Agreement pursuant to Section 15 (b), Distributor shall have the right to cancel any scheduled deliveries of Products under the Initial Order that have scheduled delivery dates that are later than the date of Distributor's notice of termination.

     (h)  Limitation on Liability.  In the event of termination by either party
          -----------------------
          in accordance with any of the provisions of this Agreement, neither party shall be liable to the other, because of such termination, for compensation, reimbursement or damages on account of the loss of prospective profits or anticipated sales or on account of expenditures, inventory, investments, leases or commitments in connection with the business or goodwill of Echelon or

          Distributor. Termination shall not, however, relieve either party of obligations incurred prior to the termination.

     (i)  Return of Materials.  All Software, Product literature, translations
          -------------------
          and sales aids of every kind shall remain the property of Echelon. Within thirty (30) days after the termination of this Agreement, Distributor shall prepare all such items in its possession for shipment, as Echelon may direct, at Echelon's expense. Distributor shall not make or retain any copies of any confidential items or information that may have been entrusted to it. Effective upon the termination or expiration of this Agreement, Distributor shall cease to use all trademarks, marks, and trade names of Echelon.

     (j)  Survival of Certain Terms.  The provisions of Sections 7, 10, 15, 16,
          -------------------------
          17, 19 and 21 shall survive the termination or expiration of this Agreement for any reason. All other rights and obligations of the parties shall cease upon termination or expiration of this Agreement.

16.  LIMITATION ON LIABILITY.
     -----------------------

     ECHELON'S LIABILITY ARISING OUT OF THIS AGREEMENT AND/OR THE SALE OF ANY PRODUCT SHALL NOT EXCEED THE PRICE PAID BY DISTRIBUTOR FOR THE PRODUCT. IN NO EVENT SHALL ECHELON BE LIABLE FOR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS BY ANYONE. IN NO EVENT SHALL ECHELON BE LIABLE TO DISTRIBUTOR OR ANY OTHER ENTITY FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, OR INDIRECT DAMAGES OR LOST PROFITS, HOWEVER CAUSED, WHETHER FOR BREACH OF CONTRACT, NEGLIGENCE OR OTHERWISE, AND WHETHER OR NOT ECHELON HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. THE ESSENTIAL PURPOSE OF THIS PROVISION IS TO LIMIT THE POTENTIAL LIABILITY OF ECHELON ARISING OUT OF THIS AGREEMENT AND DISTRIBUTION OF THE PRODUCTS.

17.  CONFIDENTIALITY
     ---------------

     (a)  Confidentiality.
          ---------------

          i) Distributor agrees not to provide or otherwise make available any Software Copies, in any form, to any person other than employees of Distributor or Echelon or Distributor's customers in connection with the distribution of the Software or its demonstration (in accordance with Subsection 17 (b) below).

          ii) Distributor acknowledges that the Software constitutes confidential and proprietary information of Echelon developed at substantial expense to Echelon. Distributor agrees to use the Software only as authorized herein, and to treat the Software with at least the degree of care and protection as its treats its own most confidential information, and Distributor represents and warrants that it takes reasonable measures to protect its own confidential information. Distributor agrees that Distributor will take appropriate action by instruction, agreement, or otherwise with Distributor's employees to satisfy Distributor's obligations under this Agreement with respect to use, copying, modification and protection and security of the Software. Distributor shall remain obligated, both during the term of this Agreement and thereafter, to hold in confidence its knowledge of the Software as a trade secret for the benefit of Echelon.

          iii) Distributor acknowledges that by reason of its relationship with Echelon hereunder it will have access to certain other information and materials concerning the Products and Echelon's business, plans, customers and technology that are confidential and of substantial value to Echelon, which value would be impaired if such information were disclosed to third parties. Distributor agrees that it shall not use in any way for its own account or the account of any third party, nor disclose to any third party, any such confidential information revealed to it by Echelon. Distributor shall take every reasonable precaution to protect the confidentiality of such information, including, at the request of Echelon, the entry by Distributor's agents and employees into confidentiality agreements in a form approved by Echelon, prohibiting any disclosure to third parties of confidential information provided by Echelon. Distributor shall not publish any technical description of any Software or Product or other confidential information of Echelon beyond the description published by Echelon. In the event of termination or expiration of this Agreement, there shall be no use or disclosure by Distributor, its agents, or employees of any confidential information of Echelon, and Distributor shall not manufacture or have manufactured any products utilizing any of Echelon's confidential information. Distributor shall deliver to Echelon all copies within its possession or within its control of customer lists, catalogues, specifications, proposals, quotations, price lists, contracts and all other documents and data relating to the Products or the conduct of Echelon's business.

     (b)       Demonstration Products.
               ----------------------

          i)   Right to Use and Lend.  Distributor shall have the right to use
               ---------------------
               any Demonstration Products acquired from Echelon pursuant to
               Section 8 (b) above for (i) demonstrations at Distributor's facility and (ii) trouble shooting of customer systems. Distributor shall also have the right to loan such Demonstration Products to prospective customers for evaluation purposes; provided, that Distributor furnishes Echelon with an original copy of Echelon's Evaluation Agreement signed by the prospective customer. The Evaluation Agreement shall be either (i) in substantially the form attached hereto as Exhibit F (with a ten (10) business day evaluation period) or (ii) in substantially the form as furnished by Echelon (if Echelon in its sole discretion elects to approve any request for a different evaluation period). Distributor shall (i) use best efforts to ensure that the prospective customer performs its obligation at the end of the evaluation period to return the Product, any accompanying documentation and any materials developed by such customer relating to the Product, (ii) notify Echelon of any known breach of such Evaluation Agreement and (iii) provide Echelon with reasonable assistance in connection with the enforcement of such Evaluation Agreement, including, without limitation, granting Echelon full authority to proceed on Distributor's behalf. Echelon shall reimburse Distributor for its documented, pre-approved, out-of-pocket expenses incurred in connection with such assistance. Subject to the prior approval of Echelon, Distributor shall have the right to translate the Evaluation Agreement. Any such approval granted by Echelon shall be subject to the terms of Section 13 (e) above.

          ii)  Protection of Software.  Distributor will be responsible to
               ----------------------
               Echelon for the protection of Software used in any such Demonstration Products during the installation and removal thereof from the prospective customer's site. Such protection shall include the deletion of Software previously stored on any customer media and the removal of all copies of the Software and documentation from the customer's premises at the conclusion of such demonstration. Distributor shall assign a fully trained employee to supervise the installation and removal of the Software included in the Demonstration Product at each prospective customer's site. In no event shall Distributor use less care in the protection of Software during installation and removal from a prospective customer's site than Distributor uses for the protection of its own software products of like value.

18.  TRADEMARKS AND TRADE NAMES
     --------------------------

     (a)  Use.  During the term of this Agreement, Distributor shall have the
          ---
          right within the Territory to indicate to the public that it is an authorized distributor of the Products and to advertise such items under the trademarks, service marks, and trade names that Echelon may adopt from time to time ("Echelon's Trademarks"). Distributor shall not alter or remove any of Echelon's Trademarks applied to the Products. Nothing herein shall grant to Distributor any right, title or interest in Echelon's Trademarks. All uses of Echelon's Trademarks by Distributor shall inure to the benefit of Echelon. At no time during the term of this Agreement shall Distributor challenge or assist others to challenge Echelon's Trademarks or the registration thereof or attempt to register any trademarks, service marks or trade names confusingly similar to those of Echelon.

     (b)  Approval of Representations.  All representations of Echelon's
          ---------------------------
          Trademarks that Distributor intends to use shall first be submitted to Echelon for approval (which shall not be unreasonably withheld) of design, color, and other details or shall be exact copies of those used by Echelon. If any of Echelon's Trademarks are to be used in conjunction with another trademark on or in relation to the Products, then Echelon's Trademark shall be presented equally legibly, equally prominently, and of greater size than the other but nevertheless separated from the other so that each appears to be a mark in its own right, distinct from the other mark.

19.  COPYRIGHT AND TRADEMARK INDEMNITY
     ---------------------------------

     (a)  Indemnification.  Distributor agrees that Echelon has the right to
          ---------------
          defend, or at its option to settle, and Echelon agrees, at its own expense, to defend or at its option to settle, any claim, suit or proceeding brought against Distributor or its customer on the issue of infringement of any third party copyright or trademark by the Products distributed hereunder or the use thereof, subject to the limitations hereinafter set forth. Echelon shall have sole control of any such action or settlement negotiations, and Echelon agrees to pay, subject to the limitations hereinafter set forth, any final judgment entered against Distributor or its customer on such issue in any such suit or proceeding defended by Echelon. Distributor agrees that Echelon at its sole option shall be relieved of the foregoing obligations unless Distributor or its customer notifies Echelon promptly in writing of such claim, suit or proceeding and gives Echelon authority to proceed as contemplated herein, and, at Echelon's expense, gives Echelon proper and full information and assistance to settle and/or defend any such claim, suit or proceeding. If the Products, or any part thereof, are, or in the opinion of Echelon may become, the subject of any claim, suit or proceeding for infringement of any copyright or trademark, or if it is adjudicatively determined that the Products, or any part thereof, infringe any copyright or trademark, or if the distribution or use of the Products, or any part thereof, is, as a result, enjoined, then Echelon may, at its option and expense: (i) procure for Distributor and its customers the right under such copyright or trademark to distribute or use, as appropriate, the Products or such part thereof; or (ii) replace the Products, or part thereof, with other suitable Products or parts; or (iii) suitably modify the Products, or part thereof; or (iv) if the use of the Products, or part thereof, is prevented by injunction or if the foregoing alternatives cannot be accomplished on a commercially reasonable basis, remove the Products, or part thereof, and refund the aggregate payments paid therefor by Distributor, less a reasonable sum for use and damage. Echelon shall not be liable for any costs or expenses incurred without its prior written authorization.

     (b)  Limitation.  Notwithstanding the provisions of Section 19(a) above,
          ----------
          Echelon assumes no liability for (i) any infringement claims with respect to any product in or with which any of the Products may be used but not covering the Products standing alone; (ii) any trademark infringements involving any marking or branding not applied by Echelon or involving any marking or branding applied at the request of Distributor; or (iii) the modification of the Products, or any part thereof, unless such modification was made by Echelon.

     (c)  Entire Liability. THE FOREGOING PROVISIONS OF THIS SECTION 19 STATE
          ----------------
          THE ENTIRE LIABILITY AND OBLIGATION OF ECHELON AND THE EXCLUSIVE REMEDY OF DISTRIBUTOR AND ITS CUSTOMERS WITH RESPECT TO ANY ALLEGED INFRINGEMENT OF PATENTS, COPYRIGHTS, TRADEMARKS OR OTHER INTELLECTUAL PROPERTY RIGHTS BY THE PRODUCTS.

20.  COMPLIANCE WITH LAWS
     --------------------

     (a)  Export Controls.
          ---------------

          i)   United States Export Controls.  Distributor understands and
               -----------------------------
               acknowledges that Echelon is subject to regulation by agencies of the U.S. Government, including the U.S. Department of Commerce, which prohibit export or diversion of certain products and technology to certain countries. Any and all obligations of Echelon to provide products, software, documentation or any media in which any of the foregoing is contained, as well as any technical assistance, shall be subject in all respects to Echelon's compliance with such United States laws and regulations as shall from time to time govern the license and delivery of technology and products abroad by persons subject to the jurisdiction of the United States, including the Export Administration Act of 1979, as amended, any successor legislation, and the Export Administration Regulations issued by the Department of Commerce, Bureau of Export Administration. Without limiting the foregoing, Distributor agrees that unless prior written authorization is obtained from the Bureau of Export Administration, or the Export Administration Regulations explicitly permit the reexport, it will not export, reexport, or transship, directly or indirectly, to country groups S or Z (as defined in the Export Administration Regulations and which currently consist of Cuba, Libya and North Korea) any of the technical data or software disclosed or provided to Distributor or the direct product of such technical data or software (if the direct products are commodities, software, or technical data described on the Control List with a letter "A" following its Export Control Number).

     (b)  Governmental Approval.  Distributor represents and warrants that no
          ---------------------
          consent, approval or authorization of or designation, declaration or filing with any governmental authority in the Territory is required in connection with the valid execution and delivery of this Agreement.

     (c)  Foreign Corrupt Practices Act.    In conformity with the United States
          -----------------------------
          Foreign Corrupt Practices Act and with Echelon's established corporate policies regarding foreign business practices, Distributor and its employees and agents shall not directly or indirectly make and offer, payment, promise to pay, or authorize payment, or offer a gift, promise to give, or authorize the giving of anything of value for the purpose of influencing an act or decision of an official of any government within the Territory or the United States Government (including a decision not to act) or inducing such a person to use his influence to affect any such governmental act or decision in order to assist Echelon in obtaining, retaining or directing any such business.

     (d)  Currency Control.    Distributor represents and warrants that no
          ----------------
          currency control laws applicable in the Territory prevent the payment to Echelon of any sums due under this Agreement. In the event that any such laws come into effect and the local government of the Territory does not permit that payment be made in United States Dollars, Distributor will notify Echelon immediately, and if so instructed by Echelon, deposit all monies due Echelon to the account of Echelon in a local bank of Echelon's choice in the Territory.

21.  GENERAL PROVISIONS
     ------------------

     (a)  Governing Law. This Agreement shall not be governed by the 1980 U.N.
          -------------
          Convention on Contracts for the International Sale of Goods; rather, this Agreement shall be governed by and construed under the laws of the State of California, without reference to conflict of laws principles.

     (b)       Language.
               --------

          i) This Agreement shall be made in the English language, which language shall be controlling in all respects, and all versions hereof in any other language shall not be binding on the parties hereto. All communications and notices to be made or given pursuant to this Agreement shall be in the English language.

          ii) The parties hereto confirm that it is their wish that this Agreement, as well as other documents relating hereto, including Notices, have been and shall be written in the English language only.

     (c)  Arbitration.
          -----------

          i)   Arbitration. Either party may institute a suit for injunctive
               -----------
               relief to prevent a breach of this Agreement (plus an award of costs), in any court of competent jurisdiction. Any other dispute arising out of or in connection with or relating to this Agreement shall be determined by binding arbitration conducted in accordance with this Agreement.

          ii)  Initiation of Arbitration. Either party may commence an
               -------------------------
               arbitration proceeding hereunder by delivering a written demand to the other party describing the dispute in sufficient detail to apprise the other party of the facts and legal theory upon which the demanding party bases its claim and stating the relief requested.

          iii) Selection of Arbitrators. If the parties are unable to agree on
               ------------------------
               three (3) arbitrators within twenty (20) days after receipt of the demand for arbitration, the parties shall, within ten (10) days after expiration of the twenty-day period, exchange lists setting forth fifteen (15) names of proposed arbitrators; each party shall be entitled to strike up to nine (9) names from the other party's list; and the unstricken names shall be submitted to the President of the American Arbitration Association and the arbitrators shall be selected by him or his designee from among the names submitted. In the event of any failure in the process, the arbitrators shall in any event be selected by the President of the American Arbitration Association or his designee.

          iv)  Limitation on Powers of Arbitrators.  The arbitrators shall apply
               -----------------------------------
               California law (without reference to rules of conflicts of law) to the merits of the dispute but the arbitrators shall not in any circumstances have the power or authority to add to or detract from this Agreement, to find any provision of this Agreement unconscionable or otherwise unenforceable or to award any party punitive damages or any other remedy or damages prohibited by this Agreement.

          v)   Arbitration Hearing. The arbitration hearing shall be conducted
               -------------------
               at a place (and at times) designated by the arbitrators in San Francisco, California and shall begin not later than ninety (90) days after receipt of the demand for arbitration and, regardless of the number of issues presented, shall last no longer than fifteen (15) business days, with each side limited to half of the available hearing time for presentation of its evidence, examination and cross-examination of witnesses and argument. Except to the extent inconsistent with this Agreement, the hearing shall be conducted in accordance with the provisions of California Code of Civil Procedure (S)(S) 1282 and 1283, and such other rules of procedure as the parties may agree upon. The arbitral proceedings and all pleadings and written evidence shall be in the English language. Any written evidence originally in a language other than English shall be submitted in English translation accompanied by the original or a true copy thereof.

          vi)  Decision; Costs. The arbitrators shall render a decision within
               ---------------
               thirty (30) days after conclusion of the arbitration hearing. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The joint costs of arbitration (such as court reporting costs and the arbitrators' fees) shall be borne equally by the parties except that the arbitrators, in their discretion, may award such costs to be paid by the losing party to the prevailing party.

     (d)  Force Majeure.  Neither party shall be liable to the other for its
          -------------
          failure to perform any of its obligations hereunder during any period in which such performance is delayed by circumstances beyond its reasonable control including, but not limited to, fire, flood, earthquake, war, embargo, strike, riot, inability to secure materials and transportation facilities, or the intervention of any governmental authority. If such delaying cause shall continue for more than sixty
          (60) days, the party injured by the inability of the other to perform shall have the right upon written notice to terminate this Agreement pursuant to Section 15 (c).

     (e)  Assignment.  Neither party may assign or delegate this Agreement or
          ----------
          any of its licenses, rights or duties under this Agreement without the prior written consent of the other; provided, that either party may assign this Agreement to a person or entity which acquires or succeeds to all or substantially all of its business and assets, and which has assumed in writing its obligations under this Agreement.

     (f)  Authority. Each party represents that all corporate action necessary
          ---------
          for the authorization, execution and delivery of this Agreement by such party and the performance of its obligations hereunder has been taken.

     (g)  Partial Invalidity.  If any section, paragraph, provision, or clause
          ------------------
          in this Agreement shall be found or be held to be invalid or unenforceable in any jurisdiction in which this Agreement is being performed, the remainder of this Agreement shall be valid and enforceable and the parties shall negotiate, in good faith, a substitute, valid and enforceable provision which most nearly effects the parties' intent in entering into this Agreement.

     (h)  Counterparts. This Agreement may be executed in counterparts, which,
          ------------
          taken together, shall be regarded as one and the same instrument.

     (i)  Modification.  No alteration, amendment, waiver, cancellation or any
          ------------
          other change in any term or condition of this Agreement shall be valid or binding on either party unless the same shall have been mutually assented to in writing by both parties.

     (j)  Waiver. The failure of either party to enforce at any time the
          ------
          provisions of this Agreement, or the failure to require at any time performance by the other party of any of the provisions of this Agreement, shall in no way be constituted to be a present or future waiver of such provisions, nor in any way affect the validity of either party to enforce each and every such provision thereafter. The express waiver by either party of any provision, condition or requirement of this Agreement shall not constitute a waiver of any future obligation to comply with such provision, condition or requirement.

     (k)  Entire Agreement. The terms and conditions herein contained constitute
          ----------------
          the entire agreement between the parties and supersede and terminate all previous agreements and understandings, whether oral or written, between the parties hereto with respect to the subject matter hereof, including, without limitation, any distribution and related agreements in effect as of the date hereof.

     (l)  Section Headings. The section headings contained in this Agreement are
          ----------------
          for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     (m)  Notices. Any notice required or permitted by this Agreement shall be
          -------
          in writing and shall be deemed given if sent by prepaid registered or certified airmail, return receipt requested (if available), or sent by telex, facsimile or similar communication, and confirmed by such airmail, postage prepaid, addressed to the other party at the address shown at the beginning of this Agreement or at such other address for which such party gives notice hereunder.

     (n)  Severability. IT IS UNDERSTOOD AND AGREED THAT EACH AND EVERY
          ------------
          PROVISION OF THE AGREEMENT WHICH PROVIDES FOR A LIMITATION OF LIABILITY, DISCLAIMER OF WARRANTIES OR EXCLUSION OF DAMAGES IS INTENDED BY THE PARTIES TO BE SEVERABLE AND INDEPENDENT FOR ANY OTHER SUCH PROVISION AND TO BE ENFORCED AS SUCH. FURTHER, IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT IN THE EVENT ANY REMEDY HEREUNDER IS DETERMINED TO HAVE FAILED OF ITS ESSENTIAL PURPOSE, ALL LIMITATIONS OF LIABILITY AND EXCLUSIONS OF DAMAGES SET FORTH HEREIN SHALL REMAIN IN EFFECT.

     (o)  Legal Expenses.  The prevailing party in any legal action brought by
          --------------
          one party against the other and arising out of this Agreement shall be entitled, in addition to any other rights and remedies it may have, to reimbursement for its expenses, including court costs and reasonable attorneys' fees.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

ECHELON CORPORATION
(Echelon)                                   (Distributor)

By: /s/ Oliver R Stanfield                  By: /s/ Franz Wiedehann

    Oliver R Stanfield                           Franz Wiedehann
       (Print Name)                               (Print Name)

Title: VP & CFO                             Title: SALES MNGR.

                                   Exhibit B

                                   TERRITORY

European Economic Community, Switzerland, Norway, Poland, Czech Republic, Slovak Republic, Hungary, Romania, Bulgaria, the countries comprising the geographic area that was formerly the country of Yugoslavia, Russia, Belarus, Ukraine, Lithuania, Estonia, Latvia and Turkey.

                                   Exhibit C

                                 PAYMENT TERMS

                 Net thirty (30) days from date of the invoice

                                   Exhibit D

                       SALES REPRESENTATIVE OBLIGATIONS

     1. Pre-Sales Support. Distributor shall provide limited pre-sales support, including distributing Echelon's promotional materials, answering technical questions and expediting customer's completion of the applicable Software License Agreement.

     2. Post-Sales Support. Distributor shall provide limited post-sales support. Customers requiring greater support will be directed by Distributor to contact Echelon for in-depth support during the initial warranty period and to contact Echelon with respect to entering into a support contract thereafter.

     3. Transmittal Sheet. In order to receive a commission pursuant to Section 8 (g), the end user customer's order for the applicable Product(s) must be received by Echelon with the Transmittal Sheet attached hereto.

                               Transmittal Sheet

Customer's Name and Address




Distributor's Name and Address

                                   Exhibit E

                       ADDITIONAL MARKETING OBLIGATIONS

Distributor shall employ a minimum of eight (8) full time employees fully trained to sell the products in the Territory and exclusively employed therefor, including one (1) person each in Switzerland, the United Kingdom, a Nordic country, Denmark, France, and Benelux, and two (2) persons in Germany.

                                   Exhibit F

                             EVALUATION AGREEMENT

Upon receipt by Distributor as identified below (the "Distributor") of this Agreement, signed and completed by the party identified below (the "Recipient"), Distributor shall provide Recipient with a copy of the Echelon product(s) listed below (the "Product(s)"). The Product(s) shall be furnished to Recipient solely for Recipient's internal use and evaluation for a period of ten (10) business days (the "Evaluation Period").

PRODUCT(S) NAME: __________________________________________________

The Recipient agrees that it is receiving a copy of the Product(s) for use only on a single computer. The Recipient may make up to one (1) additional copy only for back-up purposes. The Recipient agrees that all copies of the Product(s) and all intellectual property rights in and to the Product(s) are owned by Echelon Corporation ("Echelon") or its suppliers, that all copies will display Echelon's copyright notice, and that all copies will be strictly safeguarded against disclosure or use by persons not authorized by Echelon to use the Product(s). The Recipient agrees that unauthorized copying will cause great damage to Echelon or to any third party holding any right, title, or interest in the Product(s). The Recipient agrees that it will not distribute to any third party the Product(s), any portion thereof, or any program derived from the Product(s) without the prior written consent of Echelon. Recipient agrees that it will not modify, translate, reverse engineer, decompile, or disassemble the Product(s). THE PRODUCT(S) IS PROVIDED "AS IS" WITHOUT WARRANTY OR CONDITION OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE. THE RECIPIENT AGREES THAT NEITHER ECHELON, ITS SUBSIDIARIES, NOR ANYONE ELSE INVOLVED IN CREATING, PRODUCING, OR DELIVERING THE PRODUCT(S) SHALL BE LIABLE FOR ANY DIRECT, INDIRECT, CONSEQUENTIAL, OR INCIDENTAL DAMAGES RELATING TO THE PRODUCT(S), HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY. By the end of the Evaluation Period, Recipient shall either sign and return to Distributor the appropriate Product license agreement or deliver to Distributor all full or partial copies of the Product(s), accompanying documentation, and all other materials provided by Distributor or developed by Recipient relating to the Product(s). The parties acknowledge that Echelon and its subsidiaries are third party beneficiaries of this Agreement. This Agreement will be governed by California law (without reference to rules of conflicts of law). All disputes arising out of or in connection with this Agreement will be settled by binding arbitration in San Francisco, California under the rules of arbitration of the American Arbitration Association. Judgment on the arbitrator's award may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing arbitration provision, Echelon may apply to any court of competent jurisdiction for injunctive relief. This Agreement may not be assigned without Echelon's or its subsidiary's consent. This Agreement is the entire agreement with respect to the subject matter hereof and may only be modified in writing. The Recipient agrees not to export or re-export , or cause to be exported or re-exported, the Product(s), or the direct product of such Product(s), to any country which, under the laws of the United States, Recipient is or might be prohibited from exporting its technology or the direct product thereof.

Distributor                              Recipient

----------------------------------       ----------------------------------
Signature                                Signature

----------------------------------       ----------------------------------
Name (Please Print)                      Name (Please Print)

----------------------------------       ----------------------------------
Company                                  Company

----------------------------------       ----------------------------------
Address                                  Address

----------------------------------       ----------------------------------
City, State, Zip                         City, State, Zip

----------------------------------       ----------------------------------
Phone Number                             Phone Number

----------------------------------       ----------------------------------
Date                                     Date
Revised 07/15/96

                                   Exhibit G


                          SOFTWARE LICENSE AGREEMENT

This Agreement is entered into between Echelon Corporation ("Echelon") and Distributor ("Licensee") on the following terms and conditions.

Echelon Corporation ("Echelon") grants to Licensee a non-exclusive, non-transferable license to use the copy of the applicable software delivered pursuant to the Agreement and any updates or upgrades thereto provided by Echelon according to the terms set forth below. If Echelon provides any software to Licensee as an update or upgrade to software which Licensee has previously licensed, then Licensee agrees to destroy all copies of the prior release of this software within thirty (30) days after opening the software package; provided, however, that Licensee may retain one copy of the prior release for backup, archival, and support purposes.

LICENSE
LICENSEE MAY:

a.  install and use the software on only one computer or network node,

b. use the software only for demonstrating applications using Echelon's LonWorks(R) tools and components,

c. make one (1) copy of the software in machine readable form solely for backup purposes, provided that Licensee reproduces all proprietary notices on the copy, and

d. physically transfer the software from one computer or network node to another, provided that the software is removed from the computer or network node on which it was installed and is used on only one computer or network node at a time.

LICENSEE MAY NOT:

a. use the software on more than one computer or network node at a time or in a multi-user system,

b. modify, translate, reverse engineer, decompile, or disassemble the software (except to the extent that such acts may not be prohibited under applicable law),

c. copy the software (except for the backup copy ) or copy the accompanying documentation, or

d. rent, transfer, or grant any rights in the software or accompanying documentation in any form to any person without the prior written consent of Echelon, except as set forth in Section 17 of the Agreement.

This license is not a sale. Title and copyrights to the software, accompanying documentation, and any copy made by Licensee remain with Echelon. Unauthorized copying of the software or the accompanying documentation, or failure to comply with the above restrictions, will result in automatic termination of this license and will make available to Echelon other legal remedies.

                        LIMITED WARRANTY AND DISCLAIMER

ECHELON DISCLAIMS ALL WARRANTIES OR CONDITIONS, EXPRESS, IMPLIED, STATUTORY, OR IN ANY COMMUNICATION WITH YOU, AND ECHELON SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NONINFRINGEMENT AND THEIR EQUIVALENTS. does not warrant that the operation of the software will be uninterrupted or error free or that the software will meet Licensee's specific requirements.

                            LIMITATION OF LIABILITY

IN NO EVENT WILL ECHELON BE LIABLE FOR LOSS OF DATA, LOST PROFITS, COST OF COVER, OR OTHER SPECIAL, INCIDENTAL, PUNITIVE, CONSEQUENTIAL, OR INDIRECT DAMAGES ARISING FROM THE USE OF THE SOFTWARE OR ACCOMPANYING DOCUMENTATION, HOWEVER CAUSED

AND ON ANY THEORY OF LIABILITY. THIS LIMITATION WILL APPLY EVEN IF ECHELON HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. LICENSEE ACKNOWLEDGES THAT THE AMOUNTS PAID BY LICENSEE FOR THE SOFTWARE REFLECT THIS ALLOCATION OF RISK.

                                    GENERAL

This Agreement shall be governed by the laws of the State of California, U.S.A. This Agreement is the entire agreement between us and supersedes any other communications or advertising with respect to the subject matter hereof. This Agreement may only be amended in writing signed by an officer of each party. The failure of Echelon to enforce any provision of this Agreement does not constitute a waiver of such provision. If any provision of this Agreement is held invalid, the remainder of this Agreement shall continue in full force and effect. Use, duplication , or disclosure by the U. S. Government is subject to restrictions set forth in subdivision (c)(1) (ii) of the rights in Technical Data and Computer Software clause at DFARS 252.227-7013. [Suzanne, please check]

Echelon and LonWorks  are U.S. registered trademarks of Echelon Corporation.
v. 071596

                                   Exhibit H
         REGULAR PRODUCTS, TARGET INVENTORY LEVELS AND VOLUME PRODUCTS

                                        Regular             Target
                                       or Volume          Inventory
Model          Product                  Product             Level
---------      -------                  -------             -----
                                                         -----------
50051          FTT-10A                   Volume              N/A
50040-01       LPT-10                    Volume              N/A
50090-02       PLT-21                    Volume              N/A
50100-01       PLT-30                    Volume              N/A
61000-100      RTR-10                    Volume              N/A
--------------------------------------------------------------------
50010-10       TPT/XP-78                 Regular            1,800
50020-10       TPT/XF-1250               Regular            1,800
50080-02       PLT-10A                   Regular               20
53001-01       PLA-21 Amplifier          Regular               20
55010-00       TP/XF-78 Module           Regular              400
--------------------------------------------------------------------
55010-10       TP/XF-78F Module          Regular               20
55020-01       TP/FT-10 Module           Regular              350
55020-10       TP/FT-10F Module          Regular            1,000
55030-10       TP/XP-1250 Module         Regular               40
56210-01       LPI-10 Module             Regular               60
--------------------------------------------------------------------
58020-01       LPI-10 Dev Kit            Regular                -
57010          PLCA-10 Comm Anal.        Regular                -
58021-2        PLCA-21 Comm Anal.        Regular                1
57010-032      PLCA-30 Comm Anal.        Regular                1
65100-100      LTM-10 Module             Regular              500
--------------------------------------------------------------------
65120          LTM-10 Mother Board       Regular                5
65150-LxP      LTM-10 Node T. Pair       Regular                5
77010          TPM/XF-78                 Regular              150
77030          TPM/XF-1250               Regular               60
77040          FTM-10                    Regular              300
--------------------------------------------------------------------
77050          TPM-RS485                 Regular              100
77090          PLM-10                    Regular                5
77161          PLM-21                    Regular               30
77180          PLM-30                    Regular               10
78200-110      PL-10 L/E, 120VAC         Regular                -
--------------------------------------------------------------------
78200-120      PL-10 L/E, 240VAC         Regular                -
78200-121      PL-10 L/N, 240VAC         Regular                -
78200-211      PL-20 L/E, 120VAC         Regular                -
78200-220      PL-20 L/E, 240VAC         Regular                5
78200-221      PL-20 L/N, 240VAC         Regular               30
--------------------------------------------------------------------
78200-321      PL-30 L/N, 240VAC         Regular                5
58030-01       Connectivity Starter Kit  Regular               50
71000-11       Loa Works Roster (any)    Regular              150
65200-100      LTS-10 SLTA Module        Regular              125
65200-200      PSG-10                    Regular               25
--------------------------------------------------------------------
73000-3        PSG/2                     Regular                -
73000-1        SLTA/2                    Regular                -
73551          SLTA-10/FT-10             Regular              300
73353          SLTA-10/TP-1250           Regular               20
73100-11       PCLTA Single Channel      Regular               10
--------------------------------------------------------------------
73100-12       PCLTA Dual Channel        Regular                5
73401          PCLTA-10/FT-10            Regular              200
73403          PCLTA-10/TP-1250          Regular               20
73200          PCC-10 PC Card            Regular               75
78300          2-Conductor/XL Cable      Regular               15
--------------------------------------------------------------------
78301          15-Conductor Cable        Regular                20
78302          2-Conductor Cable         Regular                75
33100-00       15A Conductor Analyser    Regular                 3
33100-10       PCC-10 Conductor Analyser Regular                10
34000-100      NSS-10 Module             Regular                 5
--------------------------------------------------------------------
35000-100      NSI-10 Module             Regular                 5
34100          PCNSS PC Interface Card   Regular                20
35100          PCNSI PC Interface Card   Regular                60
                                                         -----------

__________________________________________
Distributor                 Date


                                   Page 1
------------------------------------------
Echelon                  Date